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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                            -------------------------


                                    FORM 8-K


                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported) September 20,2000
                         Commission File Number 0-23252


                            IGEN INTERNATIONAL, INC.
                           (Exact name of registrant)


               Delaware                              94-2852543
         (State of organization)        (I.R.S. Employer Identification No)


               16020 Industrial Drive, Gaithersburg Maryland 20877
              (Address of principal executive offices and zip code)


                                 (301) 869-9800
                         (Registrant's telephone Number)


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ITEM 5.  OTHER EVENTS

DISTRIBUTION AGREEMENT WITH SC BIOSCIENCE CORPORATION

         On October 2, 2000, IGEN International, Inc. (the "Company") announced that it has signed a five year nonexclusive distribution agreement with SC BioScience Corp., a subsidiary of Sumitomo Corp., under which SC BioScience will distribute the Company's M-SERIES-TM- M8 biological detection system in the life science market in Japan.

         The agreement contemplates that SC BioScience will purchase a minimum of $15.4 million of M8 instruments for distribution in Japan to pharmaceutical companies and other life science customers. In addition, the Company and its IGEN KK subsidiary will be responsible for the marketing and selling of all consummable reagents and assays for these instruments in the Japanese market, and SC BioScience has agreed to provide support and services to facilitate that effort.

M SERIES INITIATIVES

         As previously reported by the Company, it has been in the process of upgrading M SERIES M8 hardware and software to address instrument performance issues that were being experienced by customers in the field. The Company's software upgrade has been released, and installation in customers' systems is substantially complete. Previously identified hardware performance issues were resolved and the Company instituted an upgrade program to retrofit systems in the field with newly designed components. During this upgrade process, the Company identified additional upgrade requirements that are being addressed through a variety of measures. In addition, the Company is implementing a quality program designed to continuously improve and enhance system reliability and performance as time goes on.

RISK FACTORS AND FORWARD LOOKING STATEMENTS

         The Company believes that these efforts will satisfactorily address a significant portion of the current performance issues associated with the instruments. There can be no assurance, however, that the initiatives taken by the Company will satisfactorily resolve existing performance issues, that the issues, if resolved, will not reoccur, that new instrumentation problems will not arise as the number of systems being placed with customers continues to increase, that there will not be future product issues, or that customer satisfaction and existing and future orders will not be adversely affected by these issues. In addition, there can be no assurance that the performance issues will not adversely affect the Company's ability to market and sell its existing product line or that these issues or any other issues will not have an adverse impact on the Company's future results of operations or financial condition.

         This report contains forward-looking information, including statements about the magnitude of contemplated sale of products for distribution in Japan, the use of the M8 system in pharmaceutical R&D, the ability of the Company to resolve performance issues in its instrumentation and systems and avoid such issues in the future. The factors that affect the ability

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of the Company to successfully market and distribute products in Japan include, among others, the resources committed by its distributor in the territory, the acceptance by customers of the Company's proprietary ORIGEN technology, the performance of the instruments and reagents as compared to competing systems, among others. The factors that affect the ability of the Company to resolve the instrument performance issues include, among others, the consistency of the quality of the materials and parts provided by suppliers, customer's knowledge and understanding of the instrumentation and system, compliance by customers with recommended service and performance guidelines, and the ability to identify the causes of specific instrumentation issues in the hands of specific customers.

         A more complete description of the risks applicable to the Company appears in the Company's documents filed with the Securities and Exchange Commission. In particular, careful consideration should be given to the cautionary statements and risk factors noted in the Company's Annual Report on Form 10-K and quarterly reports on Form 10-Q. The Company disclaims any intent or obligation to continuously update these forward-looking statements.

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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                             IGEN INTERNATIONAL, INC.

                                             By:     /s/ Samuel J. Wohlstadter
                                                --------------------------------
                                                 Samuel J. Wohlstadter
                                                 Chairman of the Board &
                                                 Chief Executive Officer




Dated: October 2, 2000